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                                                                    Exhibit 99.2

                              REVOLVING CREDIT NOTE

December 27, 2002                                                   $32,000,000

         FOR VALUE RECEIVED, the undersigned, R. G. BARRY CORPORATION, an Ohio corporation, promises to pay to The Huntington National Bank (hereinafter called the "Bank") or order, at its office at 41 South High Street, Columbus, Ohio 43287 in lawful money of the United States of America and in immediately available funds, the principal sum of Thirty-Two Million Dollars ($32,000,000), or such lesser amount as is then outstanding under this Note as indicated on the records of the Bank, for money loaned with interest upon the unpaid principal balance hereof from time to time outstanding, payable, in like money and funds, in arrears on each interest due date after the date hereof.

         This Note evidences Eurodollar Loans and/or Domestic Loans and shall bear interest at the rates, respectively, specified in the Credit Agreement described below, which is incorporated herein by reference. Such interest shall be payable on every Daily Eurodollar Loan and Domestic Loan on the first Business Day of each month beginning February 1, 2003, and on the date of conversion thereof to a Quoted Eurodollar Loan. Interest shall be payable on every Quoted Eurodollar Loan on each Interest Payment Date. Interest will be computed on the basis of a 360-day year for the actual number of days in each Interest Period. After an Event of Default or after maturity, whether by acceleration or otherwise, this Note shall bear interest at the Prime Rate plus two percent (2%) per annum.

         This Note represents Loans made pursuant to the Bank's Commitment under the Revolving Credit Agreement dated as of December 27, 2002, as it has been and may be from time to time amended (the "Credit Agreement"), among the undersigned and the Bank, and the terms and conditions set forth in the Credit Agreement shall be considered a part hereof to the same extent as if written herein, and upon the occurrence of an Event of Default as defined in the Credit Agreement, the entire principal sum and any accrued interest on this Note shall, at the option of the holder of this Note except as to any event or condition described in Section 13.1.5 or 13.1.6 of the Credit Agreement, at once and without notice become due and payable. Capitalized terms used but not defined in this Note shall have the respective meanings assigned to them in the Credit Agreement. The entire unpaid principal and interest on this Note shall be due and payable on the Termination Date.

         The Bank is hereby authorized by the undersigned to note on a schedule attached to this Note the date, amount and type of each Loan, the interest rate and duration of the related Interest Period (if applicable), and the amount of each payment or prepayment of principal thereon, which schedule shall constitute PRIMA FACIE evidence of the information so noted, provided, that any failure by the Bank to make any such notation shall not relieve the undersigned of its obligation to repay the outstanding principal amount of this Note, all accrued interest hereon and any other amounts payable in accordance with the terms of this Note and the Credit Agreement.

         All parties to this Note, including endorsers, sureties and guarantors, if any, hereby waive presentment for payment, demand, protest, notice of non-payment or dishonor, and of protest, and any and all other notices and demands whatsoever, and agree to remain bound until the


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interest and principal are paid in full notwithstanding any extension or extensions of time for payment which may be granted, even though the period of extension may be indefinite, and notwithstanding any inaction by, or failure to assert any legal right available to, the holder of this Note.

         This Note shall be construed in accordance with and governed by the laws of the State of Ohio.

WAIVER OF RIGHT TO TRIAL BY JURY

         THE UNDERSIGNED ACKNOWLEDGES THAT, AS TO ANY AND ALL DISPUTES THAT MAY ARISE BETWEEN THE UNDERSIGNED AND THE BANK, THE COMMERCIAL NATURE OF THE TRANSACTION OUT OF WHICH THIS NOTE ARISES WOULD MAKE ANY SUCH DISPUTE UNSUITABLE FOR TRIAL BY JURY. ACCORDINGLY, THE UNDERSIGNED HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY AS TO ANY AND ALL DISPUTES THAT MAY ARISE RELATING TO THIS NOTE OR TO ANY OF THE OTHER INSTRUMENTS OR DOCUMENTS EXECUTED IN CONNECTION HEREWITH.

         The undersigned authorizes any attorney at law to appear in any Court of Record in the State of Ohio or in any other state or territory of the United States after the above indebtedness becomes due, whether by acceleration or otherwise, to waive the issuing and service of process, and to confess judgment against the undersigned in favor of the Bank for the amount then appearing due together with costs of suit, and thereupon to waive all errors and all rights of appeal and stays of execution. The attorney at law authorized hereby to appear for the undersigned may be an attorney at law representing the Bank, and the undersigned hereby expressly waives any conflict of interest that may exist by virtue of such representation.

WARNING-BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

                                       R. G. BARRY CORPORATION


                                       By:    /s/ MICHAEL S. KRASNOFF
                                           -----------------------------------
                                           Michael S. Krasnoff, Vice President